UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐Soliciting Material under §240.14a-12
                                        Time Warner Cable Inc.
(Name of Registrant as Specified In Its Charter)

                                     Charter Communications, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED [MARCH ●], 2014

SPECIAL MEETING OF STOCKHOLDERS
OF
TIME WARNER CABLE INC.
TO BE HELD ON [•]
___________________

PROXY STATEMENT
OF
CHARTER COMMUNICATIONS, INC.
___________________

SOLICITATION OF PROXIES IN OPPOSITION TO
THE PROPOSED COMBINATION OF
TIME WARNER CABLE INC. WITH COMCAST CORPORATION
___________________
This Proxy Statement (the “Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Charter Communications, Inc., a Delaware corporation (“Charter”) in connection with the solicitation of proxies from you, the stockholders of Time Warner Cable Inc. (“TWC”), for use at the special meeting of stockholders of TWC, and at any continuation, adjournment or postponement thereof (the “Special Meeting”), relating to the proposed combination (the “Proposed Comcast Merger”) of TWC with Comcast Corporation (“Comcast”).  The Special Meeting is scheduled to be held on [●], at [●], local time, in [●], located at [●].

        The Special Meeting will be held for the following purposes:

(i)
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2014, as may be amended (the “Merger Agreement”), among Comcast, Tango Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Comcast, and TWC, pursuant to which Tango Acquisition Sub, Inc. will be merged with and into TWC, and TWC will continue as the surviving corporation and a wholly owned subsidiary of Comcast (the “Merger Agreement Proposal”); and

(ii)
to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by TWC to its named executive officers in connection with the merger (the “Golden Parachute Proposal”, and together with the Merger Agreement Proposal, the “TWC Special Meeting Proposals”).

Pursuant to this Proxy Statement, Charter is soliciting proxies from holders of shares of common stock of TWC, par value $0.01 per share (“TWC Common Stock”), to vote “AGAINST” the Merger Agreement Proposal to be considered at the Special Meeting, as described in greater detail in the TWC preliminary proxy statement (the “TWC Proxy Statement”) dated March 20, 2014.

The only TWC stockholder approval required by the Merger Agreement is the approval of the Merger Agreement Proposal.  If the TWC stockholders fail to approve the Merger Agreement Proposal, the Proposed Comcast Merger will not occur.

We urge you to vote the GOLD PROXY CARD “AGAINST” THE MERGER AGREEMENT PROPOSAL.

The board of directors of TWC (the “TWC Board”) has established the close of business on [●] as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting.

This Proxy Statement and the enclosed GOLD proxy card are first being sent or given to stockholders of TWC on or about [●], 2014.

This solicitation is being made by Charter and not by or on behalf of the TWC Board.

A proxy may be given by any person who held shares of TWC Common Stock on the Record Date.  Whether or not you plan to attend the Special Meeting, you are urged to sign and date the enclosed GOLD proxy card and return it in the postage-paid envelope provided.  Your latest-dated proxy is the only one that counts, so you may return the GOLD proxy card even if you have already delivered any other proxy.  Please do not return any proxy sent to you by TWC.  If you have already returned a proxy card sent to you by TWC, that card will be automatically revoked if you complete and return the enclosed GOLD proxy card.

If you have any questions concerning this Proxy Statement or would like additional copies, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 750-5837
Banks and brokers may call collect: (212) 750-5833

TABLE OF CONTENTS

BACKGROUND OF THIS SOLICITATION

As part of the evaluation of its businesses and plans, Charter regularly considers a variety of strategic options and transactions.  In the course of this ongoing evaluation process, Charter’s board of directors recognized the opportunity to apply Charter’s growth-oriented strategies to TWC in a combination of the two companies.  The following provides a summary description of Charter’s contacts with TWC, the various public announcements regarding Charter’s efforts and the announcement of TWC’s agreement with Comcast.

On May 22, 2013, Mr. Gregory Maffei, a director of Charter and the Chief Executive Officer of Liberty Media Corporation (“Liberty”), a significant stockholder of Charter, met Mr. Glenn Britt, then Chairman and Chief Executive Officer of TWC.  Mr. Maffei introduced the idea of a combination between TWC and Charter that would lever the advantages of Charter’s operating strategy and management processes over TWC’s subscriber base and relationships.  Mr. Britt subsequently informed Mr. Maffei that TWC was not interested in pursuing such a transaction.

In addition, around this time, Dr. John C. Malone, a director of Charter and the Chairman of Liberty, had a conversation with Mr. N.J. Nicholas, Jr., the lead director of TWC, to discuss the benefits of a TWC and Charter combination.  Mr. Nicholas did not express open interest in a combination between the two companies.

On June 14, 2013, CNBC and other news outlets reported that Mr. Maffei had discussed the possibility of a combination between TWC and Charter with Mr. Britt, and that Mr. Britt had expressed no interest in the transaction.

On June 17, 2013, Mr. Thomas M. Rutledge, President and Chief Executive Officer and a director of Charter, discussed the possibility of a business combination of Charter and TWC with Mr. Britt.  Mr. Britt acknowledged that TWC would review a more detailed proposal regarding the combination.

On June 24, 2013, Mr. Rutledge and Mr. Maffei had a meeting with Mr. Britt, Robert Marcus, then President and Chief Operating Officer of TWC (and current Chairman and Chief Executive Officer), and Arthur Minson, Jr., Chief Financial Officer of TWC, at which Charter proposed a business combination in which TWC stockholders would receive $79.11 in cash and 0.275 Charter shares for every TWC share, representing an aggregate value of $112.02 based on Charter’s closing price on June 21, 2013.

On July 9, 2013, Mr. Britt informed Mr. Rutledge that Mr. Britt had discussed Charter’s proposal with the TWC Board and they were not interested in the proposed combination.

On July 10, 2013, Mr. Rutledge sent a letter to Mr. Britt describing the terms of Charter’s proposal as outlined during the discussion on June 24, 2013.  The letter noted that the proposed price of $79.11 in cash and 0.275 Charter shares for every TWC share, representing an aggregate value of $113.66 based on Charter’s July 9 stock price, reflected an 18.2% premium to TWC’s unaffected share price of $96.15 on June 13, 2013, the day before discussions between Charter and TWC were first reported.

On July 11, 2013, Mr. Britt sent a letter to Mr. Rutledge stating that the TWC Board had reviewed the proposal contained in the July 10, 2013 letter and concluded that it was not in the best interests of TWC stockholders.

On October 24, 2013, Mr. Rutledge sent a letter to Mr. Britt and Mr. Marcus submitting a revised proposal to the TWC Board of $82.54 in cash and 0.329 Charter shares for each outstanding TWC share.  Based on Charter’s closing price on October 23, 2013, this represented a value of $127.03 per TWC share, a 11.5% premium to TWC’s 30-trading-day average price of $113.89 and a 32.1% premium to TWC’s price on June 13, the day before discussions between Charter and TWC were first reported.

On October 31, 2013, Mr. Britt sent a letter to Mr. Rutledge stating that the TWC Board reviewed the October 24, 2013 letter and rejected Charter’s proposal.

On December 6, 2013, Mr. Rutledge met with Mr. Marcus to discuss a potential business combination.  On December 13, 2013, Mr. Rutledge indicated to Mr. Marcus that Charter would be willing to submit an improved proposal in the low $130s per share range, including a cash component of approximately $83 per share.  Mr. Rutledge and Mr. Marcus agreed that a meeting between the respective Chief Financial Officers of TWC and Charter would be useful to discuss financing and tax assumptions.  On December 17, 2013, Mr. Winfrey and other members of Charter management met with Mr. Minson and other members of TWC management to outline the financing and tax structure of the potential business combination of Charter and TWC.  Mr. Winfrey and Mr. Minson met again on December 23, 2013 to review Charter’s operating plans for the combined company.

On December 27, 2013, TWC made a verbal counter-offer at a price of $160 per share, consisting of $100 in cash and the remainder in Charter stock, with the stock component subject to a 20% symmetrical collar.  Charter concluded that there was no genuine interest from TWC management and the TWC Board to consider a merger transaction.  Charter thus determined to make TWC’s stockholders aware of Charter’s substantial interest in pursuing such a transaction at a premium price.

On January 13, 2014, Charter publicly announced that it had sent a letter to TWC proposing a merger that would combine the companies in a cash-and-stock transaction valued in the low $130s for each share of TWC Common Stock.  That evening, TWC issued a press release stating that the TWC Board had rejected Charter’s proposal.  Mr. Marcus, who had become TWC’s Chief Executive Officer on January 1, 2014, subsequently stated that TWC was “not negotiating [with Charter].”

On February 11, 2014, Charter announced its nomination of a full slate of directors at TWC’s 2014 annual meeting, comprised of highly qualified and independent individuals:  James Alan Chiddix, Bruno J. Claude, Isaac Corre, Marwan Fawaz, Lisa Gersh, Dexter Goei, Franklin (Fritz) W. Hobbs, Neil Morganbesser, Eamonn O’Hare, David A. Peacock, Michael Salvati, Irwin Simon and John E. Welsh III.  That same day, in accordance with TWC’s bylaws, Charter delivered to TWC formal notice of its nomination of directors at TWC’s 2014 annual meeting.

On February 13, 2014, TWC and Comcast issued a joint press release announcing the approval of the Merger Agreement by the board of directors of each company.  Pursuant to the Merger Agreement, in the Proposed Comcast Merger, each issued and outstanding share of TWC Common Stock (other than certain excluded shares) will be converted into the right to receive 2.875 shares of Class A common stock of Comcast.  This exchange ratio reflects a value of $141.16 for each share of TWC Common Stock based on the closing price of Comcast stock on March 27, 2014.

REASONS FOR THIS SOLICITATION

Charter is soliciting proxies from holders of shares of TWC Common Stock in opposition to the Proposed Comcast Merger and specifically “AGAINST” the Merger Agreement Proposal.

Charter urges the TWC stockholders to reject the Proposed Comcast Merger for the following reasons.

•
Higher Regulatory Risk.  The Proposed Comcast Merger is subject to a high degree of regulatory risk due to the unusual terms of the Merger Agreement.  From the regulatory perspective, it is difficult to imagine a transaction that could concentrate the industry more than the Proposed Comcast Merger.  Post-merger, Comcast would control nearly 40 percent of the broadband market, around 33 million TV subscribers and a major programmer in NBC Universal.  Despite this, TWC’s board has permitted Comcast to significantly limit the scope of its regulatory commitments.  Comcast is only obligated under the merger agreement to divest 3 million subscribers, accept conditions similar to those imposed in acquisitions of cable companies in the last 12 years with an aggregate purchase price of at least $500 million, and extend to the TWC systems a limited number of the conditions imposed in the Comcast/NBC transaction and existing Comcast programs.  It does not appear that Comcast is obligated to accept an extension of the duration of such conditions.

Furthermore, notwithstanding the likelihood of a regulatory opposition to the deal, the Merger Agreement contains no regulatory breakup fee, giving Comcast no incentive to seek solutions beyond these limited commitments.  The Merger Agreement contains a disclosure schedule describing in detail the conditions that Comcast must accept in order to obtain regulatory approval.  The schedule has not been disclosed.

•
Higher Risk of Delay.  The Proposed Comcast Merger is not anticipated to close before the end of the year, and under the current terms of the merger agreement, could drag on to the third quarter of 2015 – and then could still fail to close, given the regulatory risks noted above.  As a result, TWC stockholders may see a substantial delay in receiving the proposed merger consideration.  During such delay, TWC stockholders bear the risk of TWC’s operating results under the effects of a pending transaction on TWC’s relations with management, employees, suppliers, customers, and other business partners and on TWC’s operations, which will inevitably suffer disruption.

•
Flawed Process.  TWC’s process for negotiating and approving the merger was flawed because of the failure of the TWC Board of directors to consider and investigate alternatives to the Proposed Comcast Merger.  In particular, the TWC Board simply refused to meaningfully engage with Charter regarding a potential business combination even after deciding to pursue a transaction with Comcast.  In the merger agreement, TWC has agreed to limit its own ability to consider any competing bid or to provide bidders with the due diligence that would be valuable to provide a competitive bid.  Furthermore, as pointed out above under Higher Regulatory Risk, the Proposed Comcast Merger does not even include a regulatory breakup fee provision in the face of a hazardous regulatory process, and at the same time removes TWC's ability to explore other potential business combinations.

•
Reduced and Uncertain Value.  The merger consideration offered in the Proposed Comcast Merger was claimed to be worth $158.82 per TWC share at the time it was announced.  However, the value of that merger consideration has declined substantially, and based on the closing price of Comcast stock on March 27, 2014, is now worth $141.16 per TWC share.  This value will continue to be exposed to negative trading patterns over the entire pendency of the Proposed Comcast Merger, with the risk that TWC shareholders may receive less value for their shares than calculated pursuant to the exchange ratio approved by the TWC Board on the date of the Merger Agreement.  In contrast, the TWC Board specifically demanded of Charter $160 per share, and publicly stated that they would not take a penny less than $160 and that the collar was a critical element.

•
Failure to Address Class B Shares.  The merger consideration offered in the Proposed Comcast Merger is entirely in Class A shares of Comcast.  The Class B shares of Comcast, which have a fixed 33.3% of the voting power of all Comcast shares and special approval rights with respect to certain corporate actions, will not be diluted or reduced in voting power and will continue to have significant influence on every company decision, even though those shares would represent less than 0.3% of the economic value of all shares of Comcast when taking into account the holders of Class A and Class B shares together owning Comcast and pro forma for the transaction.  This would result in what we believe is a negative impact on Comcast’s corporate governance, to the detriment of the holders of Class A shares.  TWC stockholders are being asked to step into this structure without any consideration from the Class B stockholders by way of amendment of the provisions of Comcast’s organizational documents governing Class B shares or otherwise.

•
Failure to Address Divestiture.  Comcast has committed to a divesture of systems involving 3 million subscribers.  The proposed divestiture is material.  The TWC stockholders have no information to evaluate this aspect of the proposed merger.  Rumors have persisted regarding a potential spin-off of these unidentified material assets.  We believe that the consideration to be received by Comcast for any divested assets (or, in the case of a spin-off, the trading price of the spun-off entity) is likely to be discounted to some degree as a result of the compulsory separation from Comcast.  In addition, any synergies resulting from the combination claimed by Comcast would be reduced by the required divestitures, and the divested assets might be affected by negative synergies as a result of the separation.  Additionally, under certain circumstances, substantial tax liabilities could result from the spun off assets to be borne in part by the TWC stockholders.  These potential risks have not been disclosed and present further uncertainty for the TWC stockholders.

By voting against the Merger Agreement Proposal, you will send a message that you want the management to represent your interest and maximize your investment.

Accordingly, Charter urges TWC stockholders to reject the Proposed Comcast Merger and demand that the TWC Board engage in a full review of its strategic opportunities.

Use your GOLD proxy card to vote “AGAINST” the Proposed Comcast Merger by voting “AGAINST” the Merger Agreement Proposal.

CERTAIN INFORMATION REGARDING THE PROPOSED COMCAST MERGER

According to the TWC Proxy Statement, in the Proposed Comcast Merger, each issued and outstanding share of TWC Common Stock (other than certain excluded shares) will be converted into the right to receive the 2.875 shares of Class A common stock of Comcast.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Annex A to the TWC Proxy Statement.  The Proposed Comcast Merger and each of the TWC Special Meeting Proposals are described in further detail in the TWC Proxy Statement which is available at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION OF PROXIES

Charter is a participant in this solicitation of proxies for the Special Meeting.  Certain other individuals identified in Annex A to this Proxy Statement may also be deemed to be participants in such solicitation.  Information concerning Charter and other persons who may be deemed to be participants in this solicitation of proxies for the Special Meeting is set forth in Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference.

OTHER PROPOSALS

Other than as set forth above, Charter is not currently aware of any other proposals to be brought before the Special Meeting.  Should other proposals be brought before the Special Meeting, the persons named on the GOLD proxy card will vote on such proposals in their discretion.

VOTING PROCEDURES

To vote “AGAINST” the Merger Agreement Proposal at the Special Meeting, please sign and date the enclosed GOLD proxy card and return it to Innisfree M&A Incorporated in the enclosed postage-paid envelope.  Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

When and where is the Special Meeting?

The Special Meeting will be held on [●], 2014, at [●], located at [●], at [●], local time.

How do I vote my shares at the TWC special meeting?

Via the Internet or by Telephone

If you hold TWC Common Stock directly in your name as a stockholder of record (that is, if your shares of TWC Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote (i) via the Internet at the website indicated on the enclosed GOLD proxy card or (ii) or by telephone by calling the toll-free number indicated on the enclosed GOLD proxy card.

If you hold TWC Common Stock in “street name,” meaning through a broker, bank, nominee or other holder of record, you may vote via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank, nominee or other holder of record.  Please follow the voting instructions provided by your broker, bank, nominee or other holder of record with these materials.

By Mail

If you hold TWC Common Stock directly in your name as a stockholder of record (that is, if your shares of TWC Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you will need to complete, sign and date the enclosed GOLD proxy card and return it promptly in the enclosed postage-paid envelope.  To be able to vote your shares in accordance with your instructions at the Special Meeting, please send us your proxy as soon as possible.  You may vote your shares without submitting a proxy to us if you vote in person or submit a proxy to TWC.

If you hold TWC Common Stock in “street name,” meaning through a broker, bank, nominee or other holder of record, to vote by mail, you will need to sign, date and mark the voting instruction form provided by your broker, bank, nominee or other holder of record with these materials and return it in the postage-paid return envelope provided. Your broker, bank, nominee or other holder of record must receive your voting instruction form in sufficient time to vote your shares.

In Person

If you hold TWC Common Stock directly in your name as a stockholder of record (that is, if your shares of TWC Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote in person at the TWC special meeting.  Stockholders of record also may be represented by another person at the TWC special meeting by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of election with the applicable ballot at the TWC special meeting.

TWC has indicated that only stockholders with an admission ticket will be admitted to the Special Meeting.  If you are a record holder of TWC Common Stock, an admission ticket is attached to the proxy card provided by TWC.

However, if you hold TWC Common Stock in “street name,” meaning through a broker, bank, nominee or other holder of record, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the TWC special meeting.  To request a legal proxy, please contact your broker, bank, nominee or other holder of record.

All stockholders will be required to show a valid, government-issued, picture identification that matches the name on the admission ticket or the proxy card provided by TWC or confirming documentation from your bank, broker, custodian or other record holder before being admitted to the Special Meeting.

What should I do if I receive a proxy card from TWC?

If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return any proxy card or follow any voting instructions provided by TWC unless you intend to change your vote, because only your latest-dated proxy will be counted.

If you have already sent a proxy card to TWC and voted in favor of the Merger Agreement Proposal, you may revoke it and vote against the Merger Agreement Proposal simply by signing, dating and returning the enclosed GOLD proxy card.

What if I want to revoke my proxy or change my voting instructions?

You may change or revoke your proxy at any time prior to the vote on the matters at the Special Meeting.  If you are a record holder of TWC Common Stock, you may revoke your proxy by (1) sending a signed notice stating that you revoke your proxy to (x) the General Counsel of TWC, at TWC’s offices at 60 Columbus Circle, New York, New York 10023, Attention:  General Counsel or (y) Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022, in each case, that bears a date later than the date of the proxy you want to revoke and is received prior to the Special Meeting, (2) submitting another valid proxy card with a later date, including by signing, dating and returning the enclosed GOLD proxy card, (3) voting by submitting a proxy by telephone or Internet prior to the date and time of the Special Meeting pursuant to the procedures established by TWC and described in the TWC Proxy Statement, or (4) attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy previously given.  If your shares are held in street name, you must contact the record holder of your TWC Common Stock in order to revoke your proxy.

If you choose to revoke a proxy by delivering a written revocation or a later-dated proxy to TWC or by submitting new voting instructions to the record holder of your TWC Common Stock, we would appreciate if you would assist us in representing the interests of stockholders on an informed basis by sending a copy of your revocation, proxy or new voting instructions to Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022 or by calling Innisfree M&A Incorporated toll-free at (877) 750-5837 (banks and brokers may call collect at (212) 750-5833).  Please remember, your latest-dated proxy is the only one that counts.

If I plan to attend the Special Meeting, should I still submit a proxy?

Whether you plan to attend the Special Meeting or not, we urge you to submit the enclosed GOLD proxy card.  Returning the enclosed GOLD proxy card will not affect your right to attend the Special Meeting and vote.

Who can vote?

Only record holders of shares of TWC Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.  No other shares of TWC capital stock are entitled to notice of and to vote at the Special Meeting.  At the close of business on the Record Date, TWC had outstanding and entitled to vote [●] shares of TWC Common Stock.

Even if you sell your shares of TWC Common Stock after the Record Date, you will retain the right to execute a proxy in connection with the Special Meeting.  It is important that you grant a proxy regarding shares you held on the Record Date, or vote those shares in person, even if you no longer own those shares.

How many votes do I have?

Holders of TWC Common Stock have one vote per share on each matter to be acted upon at the Special Meeting.

How will my shares be voted?

If you give a proxy on the accompanying GOLD proxy card, your shares will be voted as you direct.  If you submit a signed GOLD proxy card without instructions, your shares will be voted “AGAINST” the Merger Agreement Proposal and “ABSTAIN” for the Golden Parachute Proposal.  Submitting a signed GOLD proxy card without instructions will also entitle the persons named on the GOLD proxy card to vote your shares in accordance with their discretion on matters not described in this Proxy Statement that properly come before the Special Meeting.

If TWC stockholders holding shares of TWC Common Stock in street name do not provide voting instructions, their shares will not be voted and will therefore be considered broker “non-votes.”

Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the Record Date by the person who submitted it.

What is required for a quorum at the Special Meeting?

Under TWC’s by-laws, the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of stock which are entitled to vote on any particular matter, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders with respect to such matter.  Abstentions will be deemed present for the purpose of determining the presence of a quorum.  Shares of TWC Common Stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank, nominee or other holder of record will not be deemed present at the Special Meeting for the purpose of determining the presence of a quorum. If you hold your shares through a bank, broker, custodian or other record holder, please refer to your proxy card, voting instruction form, or the information forwarded by your bank, broker, custodian or other record holder to determine how and when to vote your shares.  Unless you direct your bank, broker, custodian or other record holder on how to vote by the time and date specified by them, they will be unable to vote your shares.

What vote is required to approve each proposal?

The following are the vote requirements for the proposals:

•
Adoption of the Merger Agreement:  Assuming the presence of a quorum, the affirmative vote of holders of a majority of the outstanding shares of TWC Common Stock entitled to vote is required to adopt the Merger Agreement.  Accordingly, a TWC stockholder’s abstention from voting, the failure of a TWC stockholder who holds his or her shares in “street name” through a broker, bank, nominee or other holder of record to give voting instructions to that broker, bank, nominee or other holder of record, or a TWC stockholder’s other failure to vote will have the same effect as a vote “AGAINST” the proposal.

•
Approval of Golden Parachute Compensation:  The affirmative vote of a majority of the votes cast at the TWC special meeting by holders of shares of TWC Common Stock is required to approve, on an advisory (non-binding) basis, the “golden parachute” compensation proposal. An abstention is not considered a vote cast. Accordingly, assuming a quorum is present, a TWC stockholder’s abstention from voting, the failure of a TWC stockholder who holds his or her shares in “street name” through a broker, bank, nominee or other holder ofrecord to give voting instructions to that broker, bank, nominee or other holder of record, or a TWC stockholder’s other failure to vote will have no effect on the proposal.

The only TWC stockholder approval required by the Merger Agreement is the Merger Agreement Proposal.  If the TWC stockholders fail to approve the Merger Agreement Proposal, the Proposed Comcast Merger will not occur.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Innisfree M&A Incorporated, toll-free at (877) 750-5837 (banks and brokers may call collect at (212) 750-5833).

NO APPRAISAL RIGHTS

Under applicable law, TWC stockholders do not have the right to an appraisal of the value of their shares in connection with the Proposed Comcast Merger.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, facsimile, telegraph, the internet, e-mail, newspapers and other publications of general distribution and in person.  Directors, officers and certain employees of members of Charter may assist in the solicitation of proxies without any additional remuneration.

Charter has retained Innisfree M&A Incorporated (“Innisfree”) for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Innisfree is to receive a retainer fee of $[●], plus an additional fee to be mutually agreed upon by Charter and Innisfree in connection with the solicitation of proxies for the Special Meeting.  Up to [●] people may be employed by Innisfree in connection with the solicitation of proxies for the Special Meeting.  Charter has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges.  Innisfree will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders.

Charter may reimburse banks, brokers, custodians or other record holders for their reasonable out-of-pocket expenses incurred in connection with forwarding, at Charter’s request, all materials related to this solicitation of proxies to the beneficial owners of shares of TWC Common Stock they hold of record.

The entire expense of soliciting proxies for the Special Meeting by or on behalf of Charter is being borne by Charter.

If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Innisfree at the address or phone number specified above.

PROXY SOLICITATION CONCERNING ELECTION OF DIRECTORS AND NEXT STEPS

On February 11, 2014, Charter hand-delivered to TWC a notice pursuant to TWC’s bylaws (the “Charter Nomination Notice”) in which Charter stated its intent to nominate thirteen individuals (the “Charter Nominees”) for election to the TWC Board at the 2014 annual meeting of stockholders of TWC (the “Annual Meeting”).  The Charter Nomination Notice indicated that Charter intended to solicit proxies for the Charter Nominees and intended to prepare, file and mail a proxy statement in connection with such solicitation.

Charter may file a preliminary proxy statement with the SEC for use in connection with the solicitation of proxies from stockholders of TWC entitled to vote for the election of the Charter Nominees to the TWC Board at the Annual Meeting.  Charter reserves the right, however, at any time to determine not to commence a proxy solicitation to elect directors at the Annual Meeting (or to terminate any solicitation which has previously been commenced) if it determines it to be in its best interests to do so or if it determines that the proxy solicitation is unnecessary.  Details regarding such proxy solicitation, if and when commenced, will be set forth in a definitive proxy statement filed with the SEC in compliance with the requirements of Section 14(a) of the Exchange Act.

THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF PROXIES WITH RESPECT TO ELECTING DIRECTORS AT THE ANNUAL MEETING. ANY PROXY SOLICITATION CONCERNING THE ELECTION OF DIRECTORS AT THE ANNUAL MEETING WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY SOLICITATION MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(A) OF THE EXCHANGE ACT.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements.”  These forward-looking statements may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions or by discussion of, among other things, strategies, goals, plans or intentions.  Various factors may cause actual results to differ materially in the future from those reflected in forward-looking statements contained in this document, among others:  (1) economic and currency conditions, (2) competitive and technological factors and (3) risks and uncertainties relating to the proposed merger.

OTHER INFORMATION

The information concerning TWC and the Proposed Comcast Merger contained herein has been taken from, or is based upon, publicly available documents on file with the U.S. Securities and Exchange Commission (the “SEC”) and other publicly available information.  Although Charter has no knowledge that would indicate that statements relating to TWC or the Proposed Comcast Merger contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the full books and records of TWC, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.

Pursuant to Rule 14a-5 promulgated under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), reference is made to the TWC Proxy Statement for information concerning the Merger Agreement, the Proposed Comcast Merger, financial information regarding Comcast, TWC and the proposed combined company, the TWC Special Meeting Proposals, shares of TWC Common Stock, the beneficial ownership of shares of TWC Common Stock by the principal holders thereof, certain information about TWC and Comcast, other information concerning TWC’s management and certain other matters regarding TWC and the Special Meeting.  Charter assumes no responsibility for the accuracy or completeness of any such information.

INFORMATION REGARDING TWC

The principal executive offices of TWC are located at 60 Columbus Circle, New York, New York 10023.  You can find additional business and financial information about TWC in reports and documents previously filed with the SEC.  Such information is available to you without charge at the SEC’s website at http://www.sec.gov.  In addition, according to TWC, you may also obtain these reports and documents, without charge, on TWC’s website at www.twc.com/investors.

FUTURE STOCKHOLDER PROPOSALS

It is expected that TWC will hold its 2014 annual meeting of stockholders regardless of whether the Proposed Comcast Merger has been completed.

The following description of the requirements for submitting stockholder proposals for the 2014 annual meeting of stockholders has been taken from TWC’s definitive proxy statement for TWC’s 2013 annual meeting of stockholders, dated April 4, 2013:

“Proposals for Inclusion in the Proxy Statement.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner.  In order to be included for the 2014 Annual Meeting, stockholder proposals must be received by the Company no later than December 6, 2013, and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.  In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders.  In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.  Therefore, to be presented at the Company’s 2014 Annual Meeting, such a proposal must be received by the Company on or after January 16, 2014 but no later than February 15, 2014. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.”

ANNEX A

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION OF PROXIES

                Charter is a leading broadband communications company and the fourth-largest cable operator in the United States.  The principal executive offices of Charter are located at 400 Atlantic Street, Stamford, Connecticut 06901.

The following director and officers of Charter may assist in our solicitation of proxies in connection with the Special Meeting:  Eric L. Zinterhofer, W. Lance Conn, Michael Huseby, Craig A. Jacobson, Gregory Maffei, Dr. John C. Malone, John D. Markley, Jr., David C. Merritt, Balan Nair, Thomas M. Rutledge, John Bickham and Christopher L. Winfrey.  To the extent any of these individuals assists Charter in its solicitation of proxies for the Special Meeting, these persons may be deemed “participants” under SEC rules.

Interests of Participants and Other Potential Participants

Charter is the beneficial owner and holder of record of 100 shares of TWC Common Stock.

Christopher L. Winfrey is the beneficial owner of 1,033 shares of TWC Common Stock, which are held in a revocable trust of which Mr. Winfrey is the trustee.

Liberty Interactive LLC, a wholly owned subsidiary of Liberty Interactive Corporation, is the beneficial owner and holder of record of 5,468,254 shares of TWC Common Stock.  Liberty Interactive Corporation may be deemed to be the beneficial owner of the shares of TWC Common Stock held by Liberty Interactive LLC.  Mr. Malone is the Chairman, and Mr. Maffei is the President and Chief Executive Officer, of Liberty Interactive Corporation.

Liberty Interactive LLC has issued and outstanding $850 million aggregate original principal amount of 0.75% Exchangeable Senior Debentures due 2043 (the “Debentures”).  Each $1,000 original principal amount of Debentures is currently exchangeable for a basket of 6.3040 shares of TWC Common Stock and 5.1635 shares of common stock of Time Warner Inc.  This basket of shares for which each Debenture in the original principal amount of $1,000 may be exchanged is referred to as the “Reference Shares” attributable to such Debenture.  Each Debenture is exchangeable at the option of the holder at any time, upon which they will be entitled to receive the Reference Shares attributable to such Debenture or, at the election of Liberty Interactive LLC, cash or a combination of Reference Shares and cash having a value equal to such Reference Shares.

       Communication Capital Corp. (now known as Communication Capital, LLC), a wholly owned subsidiary of Liberty Media Corporation (“Liberty”), is the beneficial owner and holder of record of 1,250,000 shares of TWC Common Stock.  Communication Capital LLC, has entered into contracts to sell call options on the combined 1,250,000 shares of TWC Common Stock it owns since July 6, 2012, at various terms and with various counterparties. At expiration, Communication Capital LLC has elected to roll the contracts.  The contracts described below represent the current obligations of Communication Capital LLC:

Contract #1
Option Seller: Communication Capital LLC
Option Buyer: Wells Fargo
Trade Date: 11/19/2013
Final Expiration Date: 8/21/2014
# of Shares: 625,000
Call Strike: $90.8420

Contract #2
Option Seller: Communication Capital LLC
Notice of Intent to Nominate and Propose Business
Option Buyer: Credit Suisse
Trade Date: 8/21/2013
Final Expiration Date: 2/20/2014
# of Shares: 625,000
Call Strike: $91.6834

Liberty SIRI Marginco, LLC, a wholly owned subsidiary of Liberty, is the beneficial owner and holder of record of 1,114,753 shares of TWC Common Stock.

Liberty Programming Company LLC, a wholly owned subsidiary of Liberty, is the beneficial owner and holder of record of 203 shares of TWC Common Stock.

Liberty may be deemed to be the beneficial owner of the securities held by its wholly owned subsidiaries Communication Capital Corp., Liberty SIRI Marginco, LLC and Liberty Programming Company LLC.  Mr. Malone is the Chairman, and Mr. Maffei is the President and Chief Executive Officer, of Liberty.

Each participant  and its associates may beneficially, directly or indirectly own securities of TWC or any parents or subsidiaries of TWC through accounts of such participant managed by independent investment managers with respect to which the participant does not have voting or investment power with respect to such securities.

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

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PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED [MARCH ●], 2014

 [FORM OF PROXY CARD—GOLD]

SPECIAL MEETING OF STOCKHOLDERS

OF

TIME WARNER CABLE INC.

THIS PROXY IS SOLICITED BY

CHARTER COMMUNICATIONS, INC.

AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF TWC

The undersigned stockholder of Time Warner Cable Inc. (“TWC”) acknowledges receipt of the Proxy Statement of Charter Communications, Inc. (“Charter”), dated [●], 2014, and the undersigned revokes all prior proxies delivered in connection with the special meeting of stockholders of TWC relating to the proposed combination of TWC with Comcast Corporation to be held in the [●] at [●] Eastern Time on [●], and at any continuation, adjournment or postponement thereof (the “Special Meeting”) and appoints [●] and [●], or each of them, with full power of substitution, proxies for the undersigned to vote all shares of common stock of TWC which the undersigned would be entitled to vote at the Special Meeting, and instructs said proxies to vote as follows:

EXCEPT AS PROVIDED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF NO SPECIFICATIONS ARE MADE AND YOU HAVE SIGNED THIS PROXY CARD, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1 AND "ABSTAIN" FOR PROPOSAL 2.  THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE PROPOSALS SET FORTH HEREIN TO THE EXTENT IT IS VOTED AT THE SPECIAL MEETING AS STIPULATED BELOW.  BY EXECUTING THE GOLD CARD YOU ARE AUTHORIZING THE PERSONS NAMED AS PROXIES TO REVOKE ALL PRIOR PROXIES ON YOUR BEHALF.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING (INCLUDING ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF) ON BEHALF OF THE UNDERSIGNED.

YOUR VOTE IS VERY IMPORTANT—PLEASE VOTE TODAY.

(continued and to be signed and dated on reverse)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Time Warner Cable Inc.
Common Stock for the upcoming Special Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-XXX-XXX-XXXX, on a touch-tone telephone. If outside the U.S. or Canada, call 1-XXX-XXX-XXXX.  Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.
Vote by Internet – Please access https://[____], and follow the simple instructions.  Please note you must type an “s” after http.  You will be required to provide the unique control number printed below.

 You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: [Company], c/o Innisfree M&A Incorporated, FDR Station, P.O. Box [xxxx], New York, NY [10150-xxxx]

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼
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CHARTER RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSAL.

1.	To adopt the Agreement and Plan of Merger, dated as of February 12, 2014, as may be amended, among Time Warner Cable Inc. (“TWC”), Comcast Corporation and Tango Acquisition Sub, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Charter makes no recommendation regarding the vote for the following proposal.

2.	To approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by TWC to its named executive officers in connection with the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Date: __________________________

_______________________________
Signature of Stockholder

_______________________________
Signature of Stockholder (if held jointly)

_______________________________
Title (if applicable)

Please sign exactly as your name or names appear hereon.  If shares are held jointly, each stockholder should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.